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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            PRINCETON VENTURES, INC.
                            ------------------------
              (Exact name of registrant as specified in its charter)


Nevada                                     98 - 0353007
------                                     --------------
(State  of incorporation                   (I.R.S. Employer Identification No.)
or  organization)


Suite  304  -  595  Howe  Street
Vancouver,  British  Columbia,  Canada     V6K  3M3
--------------------------------------     --------
(Address of principal executive offices)   (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

         Title of each class                 Name of each exchange of which
         to be so registered                 each class is to be registered

          Not  Applicable                     Not  Applicable
          ---------------                     ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-71210
 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)

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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-71210) is incorporated by reference into this registration statement.

Item  2.  Exhibits

EXHIBIT
NUMBER   DESCRIPTION
-------  ------------
 3.1     Restated  Articles  of  Incorporation*
 3.2     Amended  By-Laws*
 4.1     Share  Certificate*
10.1 Option Agreement dated May 18, 2001 between the Company and Alan Brent Hemingway*
10.2 Executive Consulting Agreement between the Company and Locke B. Goldsmith dated July 1, 2001*
10.3 Executive Consulting Agreement between the Company and William Robertson dated July 1, 2001*
10.4 Option Amendment Agreement dated November 30, 2001 between the Company and Alan Brent Hemingway*
23.1     Consent  of  Morgan  &  Company,  Chartered  Accountants  *
23.2     Consent  of  John  Ostler,  M.Sc.,  P.Geo.,  Consulting Geologist*

---------------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  March  18,  2002


PRINCETON  VENTRUES,  INC.
Registrant


By:  /s/ Locke  B.  Goldsmith
     ---------------------------------------
     Locke  B.  Goldsmith,  President,
     Chief  Executive  Officer  and  director


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